EXHIBIT 3.2

EXECUTION VERSION

PENNANTPARK PRIVATE INCOME FUND

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

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TABLE OF CONTENTS (continued)

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TABLE OF CONTENTS (continued)

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AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

OF PENNANTPARK PRIVATE INCOME FUND

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST made as of this 16th day of September, 2025 by the Trustees hereunder and Wilmington Trust, National Association as Delaware trustee (together with any successor serving in such capacity, the “Delaware Trustee”).

WHEREAS, the Arthur H. Penn, as trustee and the Delaware Trustee entered into that certain Declaration of Trust dated as of April 24, 2025 (the “Initial Declaration”) and filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to which the Trust (as defined herein) was created;

WHEREAS, this Trust has been formed to carry on the business as set forth more particularly hereinafter.

WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

WHEREAS, the parties hereto intend that the Trust shall constitute a statutory trust under the Delaware Statutory Trust Act (as defined herein) and that this Declaration and the Bylaws shall constitute the governing instrument of such statutory trust.

NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets that the Trust now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions and the parties hereto have agreed to amend and restate the Initial Declaration in its entirety.

ARTICLE I

THE TRUST

Section 1.1 Name. This Trust created under the Initial Declaration shall be known as “PennantPark Private Income Fund,” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon approval by the Trustees of such change and the filing and effectiveness of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such action shall not require the approval of the Shareholders or the Delaware Trustee, but shall have the status of an amendment to this Declaration.

Section 1.2 Trust Purpose. The purpose of the Trust is to conduct, operate and carry on the business of a private fund and, if applicable, following the Trust’s election to be regulated as a business development company within the meaning of the 1940 Act (as defined herein), a business development company. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of a business development company regulated under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Statutory Trust Act, and in connection therewith the Trust shall have the power and authority to engage in the foregoing and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust.

Section 1.3 Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person” and “Principal Underwriter” shall have the meanings given to them in the 1940 Act.

“Advisor” shall mean PennantPark Investment Advisers, LLC or any affiliated successor in interest thereto. If the Advisor no longer serves as the investment adviser to the Trust, the rights of the Advisor in this Declaration will become the rights of the Trustees.

“Benefit Plan Investor” shall mean a benefit plan investor as defined in the Plan Assets Regulation.

“Board of Trustees” or “Board” shall mean the Trustees collectively.

“Book Value” means, except as set forth herein, the adjusted basis of any Trust Property for federal income tax purposes. The initial Book Value of any property contributed by a Shareholder to the Trust shall be the gross fair market value of such property at the time of such contribution. At the discretion of the Trustees, the Book Value of all of the Trust Property shall be adjusted to equal the respective gross fair market values of such property, as determined by the Trustees, as of the times described in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

“Bylaws” shall mean the Bylaws of the Trust as amended from time to time by the Trustees.

“Capital Account” shall have the meaning set forth in Section 13.1(a).

“Capital Commitment” shall mean each investor’s commitment to contribute capital to the Trust in exchange for Shares pursuant to a subscription agreement with the Trust.

“Capital Contributions” shall mean the total amount of cash contributed to the capital of the Trust by all the Shareholders or any class of Shareholders or any one Shareholder (or the predecessor holders of the Shares of such Shareholder or Shareholders), as the context requires. Each individual contribution shall be a separate “Capital Contribution.”

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Continuing Trustee” shall mean any member of the Board of Trustees who either (a) has been a member of the Board of Trustees for a period of at least thirty-six (36) months (or since the date hereof, if less than thirty-six (36) months) or (b) was nominated to serve as a member of the Board of Trustees by a majority of the Continuing Trustees then members of the Board of Trustees.

“CTA” has the meaning assigned in Section 12.2(c)(x).

“Declaration” shall mean this Amended and Restated Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” shall mean the Delaware General Corporation Law, 8 Del. C. § 100, et seq., as amended from time to time.

“Delaware Trustee” means Wilmington Trust, National Association, or its successor Delaware trustee, not in its individual capacity, but solely as Delaware Trustee, which was appointed in accordance with the Initial Declaration to comply with the requirement of Section 3807 of the Delaware Statutory Trust Act.

“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq., as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Controlling Person” The term “ERISA Controlling Person” shall mean a Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Trust or who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a Person within the meaning of 29 C.F.R. § 2510.3-101(f)(3).

“Exchange Listing” shall mean the quotation or listing of the Trust’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the assets of the Trust to, or a merger or other liquidity transaction with, an entity in which the Trust’s Shareholders receive shares of a publicly traded company that continues to be managed by the Advisor or an affiliate thereof.

“FinCEN” has the meaning assigned in Section 12.2(c)(x).

“Gain Recognition Election” shall have the meaning set forth in Section 3.1.

“Indemnified Parties” has the meaning assigned in Section 12.4.

“Independent Trustee” shall mean a Trustee who is not an Interested Person.

“Interested Person” shall mean a Person who is an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act.

“IRS” shall mean the Internal Revenue Service.

“Net Profit” or “Net Loss”, as the case may be, means the income and loss of the Trust as determined in accordance with the accounting methods followed by the Trust for federal income tax purposes but including income exempt from tax and described in Section 705(a)(1)(B) of the Code, treating as deductions items of expenditure described in, or under Treasury Regulations deemed described in, Section 705(a)(2)(B) of the Code and treating as an item of gain (or loss) both any increase (decrease) in the Book Value of the Trust Property over (under) its Book Value. Depreciation, depletion, amortization, income and gain (or loss) with respect to the Trust Property shall be computed with reference to its Book Value rather than adjusted bases in accordance with the rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f).

“Partnership Representative” has the meaning assigned in Section 14.1(a).

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Plan Assets Regulation” shall mean 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Investor” shall mean a Shareholder that is (i) a Benefit Plan Investor that has given advance written notification in its subscription agreement that it is or will be a Benefit Plan Investor or (ii) an employee benefit plan or entity that (A) is not a Benefit Plan Investor, (B) is subject to any federal, state, local, non-US or other law or regulation that contains provisions that are similar to the prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code, and (C) has given advance written notification to the Board or Adviser that it wishes to be treated as a Plan Investor, or that the Board of Trustees or Adviser otherwise determines to treat it as a Plan Investor, for purposes of this Agreement.

“Publicly Offered Securities” shall mean publicly-offered securities as defined in 29 C.F.R. § 2510.3-101(b)(2) or any successor regulation thereto.

“RIC” has the meaning assigned in Section 3.1.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares. In addition, Shares shall also mean any preferred shares or preferred units of beneficial interest that may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

“Tax Liability” of a Shareholder shall mean the amount of taxable income (and each item thereof) allocated to such Shareholder for U.S. federal income tax purposes in the Trust’s tax return multiplied by the highest combined marginal U.S. federal, state and city income tax rates for individuals residing in New York, New York on each type of taxable income and gain included in such amount, taking into account the nondeductibility of any item for state income tax purposes that is deductible for federal income tax purposes and the deductibility of any item for state income tax purposes that is not deductible for federal income tax purposes. The Trustees may make such adjustments to the Tax Liability of a Shareholder for any particular period as it determines in its reasonable discretion taking into account factors in addition to those described herein.

“Treasury Regulations” shall mean all final and temporary U.S. federal income tax regulations, as amended from time to time, issued under the Code by the Department of the Treasury.

“Trust” shall mean PennantPark Private Income Fund, the trust governed by this Declaration and the Bylaws, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration other than the Delaware Trustee, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office. For the avoidance of doubt, the Delaware Trustee will only have such rights, duties and obligations as expressly provided by reference to the Delaware Trustee hereunder.

ARTICLE II

BOARD OF TRUSTEES; OFFICERS

Section 2.1 Number and Qualification. As of the date hereof, the Trustees shall be the signatories hereto and the number of Trustees shall be the number of person so signing until changed by the Trustees. Thereafter, the number of Trustees shall be determined by a majority of the Trustees then in office, provided that the number of Trustees shall be no less than three or more than fifteen. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term. Trustees need not own Shares and may succeed themselves in office.

Section 2.2 Term and Election. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor.

Upon and following the Trust’s election to be regulated as a business development company under the 1940 Act, a majority of the Board of Trustees shall be Independent Trustees, except for a period of up to sixty (60) days or such longer period permitted by the 1940 Act, after the death, removal or resignation of an Independent Trustee pending the election of such Independent Trustee’s successor by the remaining Trustees.

Section 2.3 Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairperson, if any, the President or the Secretary, if any, and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or in the case of the removal of an Independent Trustee, a majority of the remaining Independent Trustees). Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following the effective date of his resignation or removal, or any right to damages on account of a removal.

Section 2.3 Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof; provided, further, that if the Shareholders of any class or series of Shares are entitled separately to elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that class or series may fill any vacancy among the number of Trustees elected by that class or series. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a majority of the Trustees then in office. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

Section 2.4 Meetings.

(a) Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, or the President or any two Trustees. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the Bylaws, the Chairperson or by resolution or consent of the Trustees. Notice of any other meeting shall be given by the Trust and shall be delivered to the Trustees orally or via electronic transmission not less than twenty-four (24) hours, or in writing not less than seventy-two (72) hours, before the meeting, but may be waived by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of the Trustees as provided in Section 2.6.

(b) Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. Any time there is more than one Trustee on a committee, a quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of the members as provided in Section 2.6.

(c) With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

(d) All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

Section 2.5 Trustee Action by Written Consent. Any action that may be taken by Trustees by vote may be taken without a meeting if the number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

Section 2.6 Officers.

(a) The Trustees shall elect a President, a Chief Financial Officer a Chief Compliance Officer, and a Treasurer and may elect a Chairperson or any other officer who shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. A Chairperson shall, and officers may, but need not, be a Trustee. All officers shall owe to the Trust and its Shareholders the same fiduciary duties (and only such fiduciary duties) as owed by officers of corporations to such corporations and their stockholders under the Delaware General Corporation Law.

(b) Each officer shall serve the Trust in such office(s) (i) until his or her successor shall have been elected and shall have qualified, (ii) until his or her death or (iii) until he or she shall have resigned or have been removed by the Board of Trustees.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

Section 3.1 General.

(a) The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. Unless another standard is specified herein, in conducting the business of the Trust and in exercising their rights and powers hereunder, the Trustees may take any actions and make any determinations in their good faith belief that such actions or determinations are in, or not opposed to, the best interest of the Trust. The Trustees have the power to construe and interpret this Declaration in good faith and to act upon any such construction or interpretation. Any construction or interpretation of this Declaration by the Trustees and any action taken pursuant thereto and any determination as to what is in the interests of the Trust and the Shareholders made by the Trustees in good faith shall, in each case, be conclusive and binding on all Shareholders and all other Persons for all purposes. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

(b) The Trustees shall have power with respect to the Trust to cause the Trust to elect to be treated as a business development company regulated under the 1940 Act and to manage, conduct, operate and carry on the business of a business development company. In connection with the Trust’s election to operate as a business development company, the Trustees shall have the power to cause the Trust (i) to file an election on IRS Form 8832 (or a successor form) to elect to treat the Trust as a corporation for U.S. federal income tax purposes, and (ii) to elect to be treated and to qualify as a regulated investment company (“RIC”) under the Code. In connection with the Trust’s conversion to a RIC, the Trustees may (in their sole discretion) cause the Trust to make an election pursuant to Section 337 of the Code and underlying Treasury Regulations to cause built-in gain to be recognized in respect of Trust Property attributable to a Shareholder that is taxable as a corporation (or, on a look-through basis, has direct or indirect owners that are so taxable) (a “Gain Recognition Election”), and to specially allocate such recognized gain to such Shareholder. The Trustees may request the Shareholders to provide information as necessary (including in respect of indirect corporate owners) to enable the Trust to make an effective Gain Recognition Election.

Section 3.2 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected. To the extent any Trust Property is titled in the name of one or more Trustees, the right, title and interest of such Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

Section 3.3 Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in ARTICLE IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property. The Trustees may establish, from time to time, a program or programs by which the Trust voluntarily repurchases Shares from the Shareholders; provided, however, that such repurchases do not impair the capital or operations of the Trust.

Section 3.4 Borrow Money or Utilize Leverage.

(a) The Trustees shall have the power to cause the Trust to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation. In addition and notwithstanding any other provision of this Declaration, the Trust is hereby authorized to borrow funds, incur indebtedness and guarantee obligations of any Person, and in connection therewith, to the fullest extent permitted by law, the Trustees, on behalf of the Trust, are hereby authorized to pledge, hypothecate, mortgage, assign, transfer or grant security interests in or other liens on (i) the Shareholders’ subscription agreements, Capital Commitments, and the Shareholders’ obligations to make capital contributions thereunder and hereunder, to satisfy their Capital Commitments, subject to the terms hereof and thereof, and (ii) any other assets, rights or remedies of the Trust or of the Trustees hereunder or under the subscription agreements, including without limitation, the right to issue capital call notices and to exercise remedies upon a default by a Shareholder in the payment of its capital contributions and the right to receive capital contributions and other payments, subject to the terms hereof and thereof.

(b) Notwithstanding any provision in this Declaration, (i) the Trust may borrow funds, incur indebtedness and enter into guarantees together with one or more Persons on a joint and several basis or on any other basis that the Board of Trustees, in its sole discretion, determines is fair and reasonable to the Trust, and (ii) in connection with any borrowing, indebtedness or guarantee by the Trust, all capital contributions shall be payable to the account of the Trust designated by the Board of Trustees, which may be pledged to any lender or other credit party of the Trust. All rights granted to a lender pursuant to this Section 3.4 shall apply to its agents and its successors and permitted assigns.

Section 3.5 Delegation by Trustees. Subject only to any limitations required by federal law including the 1940 Act, the Trustees may delegate any and all powers and authority hereunder as they consider desirable to any officer of the Trust, to any committee of the Trustees, any committee composed of Trustees and other persons and any committee composed only of persons other than Trustees and to any agent, independent contractor or employee of the Trust or to any custodian, administrator, transfer or shareholder servicing agent, manager, investment advisor or sub-advisor, Principal Underwriter or other service provider, provided that such delegation of power or authority by the Trustees shall not cause any Trustee to cease to be a Trustee of the Trust or cause such person, officer, agent, employee, custodian, transfer or shareholder servicing agent, manager, Principal Underwriter or other service provider to whom any power or authority has been delegated to be a Trustee of the Trust. The reference in this Declaration to the right of the Trustees to, or circumstances under which they may, delegate any power or authority, or the reference in this Declaration to the authorized agents of the Trustees or any other Person to whom any power or authority has or may be delegated pursuant to any specific provision of this Declaration, shall not limit the authority of the Trustees to delegate any other power or authority under this Declaration to any Person, subject only to any limitations under federal law including the 1940 Act.

Section 3.6 Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

Section 3.7 Bylaws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal Bylaws for the conduct of the business of the Trust.

Section 3.8 Determinations by the Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Trustees consistent with this Declaration of Trust shall be final and conclusive and shall be binding upon the Trust and every Shareholder: (a) the amount of the net income of the Trust for any period and the amount of assets at any time legally available for the payment of dividends, redemption or repurchase of its Shares or the payment of other distributions on its Shares; (b) the amount of stated capital, capital surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any class or series of Shares of the Trust; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Trust or any Shares of the Trust; (f) any matter relating to the acquisition, holding and disposition of any assets by the Trust; or (g) any other matter relating to the business and affairs of the Trust or required or permitted by applicable law, this Declaration of Trust or the Bylaws or otherwise to be determined by the Board provided, however, that any determination by the Board as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Trustee shall be liable for making or failing to make such a determination.

Section 3.9 Miscellaneous Powers. Without limiting the general or further powers of the Trustees, the Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; and (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept.

Section 3.10 Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 3.11 Sole Discretion; Good Faith; Corporate Opportunities of Advisor.

(a) Notwithstanding any other provision of this Declaration or otherwise applicable law, whenever in this Declaration the Trustees are permitted or required to make a decision:

(i) in their “discretion” or under a grant of similar authority, the Trustees shall be entitled to consider such interests and factors as they desire, including their own interest, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust or any other Person; or

(ii) in their “good faith” or under another express standard, the Trustees shall act under such express standard and shall not be subject to any other or different standard.

(b) Unless expressly provided otherwise herein or in the Trust’s private placement memorandum or other offering document (as may be amended from time to time), the Advisor and any Affiliated Person of the Advisor may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine. To the extent that the Advisor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall not have any duty to communicate or offer such opportunity to the Trust, subject to the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended, and any applicable co-investment order issued by the Commission, and the Advisor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Advisor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Declaration or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.

Section 3.12 Principal Transactions. Except to the extent prohibited by applicable law, the Trustees may, on behalf of the Trust, buy any securities from or sell any securities to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any Affiliate of the Trust, investment adviser, investment sub-adviser, distributor or transfer agent for the Trust or with any Interested Person of such Affiliate or other person; and the Trust may employ any such Affiliate or other person, or firm or company in which such Affiliate or other person is an Interested Person, as broker, legal counsel, registrar, investment advisor, investment sub-advisor, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 3.13 Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

ARTICLE IV

FEES AND EXPENSES; ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

Section 4.1 Expenses.

(a) The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses that in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trust shall bear and be responsible for all costs and expenses of the Trust’s operations, administration and transactions, including, but not limited to, fees and expenses paid for investment advisory, administrative or other services and all other expenses of its operations and transactions.

Section 4.2 Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by all of the Trustees.

Section 4.3 Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters, distributors and/or placement agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party as its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the Bylaws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements and servicing and similar agreements to further the purposes of the distribution or repurchase of the securities of the Trust.

Section 4.4 Parties to Contract. Any contract of the character described in Sections 4.2 and 4.3 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the Bylaws. The same Person may be the other party to contracts entered into pursuant to Section 4.2 and Section 4.3 or Article VIII hereof, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 5.1 No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misconduct, gross negligence or reckless disregard for his duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

Section 5.2 Mandatory Indemnification.

(a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee, officer or employee of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his having acted in any such capacity; provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of willful misfeasance, bad faith, or gross negligence in the performance of indemnitee’s duties as an indemnitee or reckless disregard of such duties. No indemnitee shall be indemnified for (i) an act or omission of indemnitee that is material to the matter giving rise to a proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) actual receipt of an improper personal benefit in money, property, or services by indemnitee, or (iii) in the case of a criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b) Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that the indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of those Trustees who are neither Interested Persons of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) that the indemnitee is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) of this Section 5.2.

(c) The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d) The rights accruing to any indemnitee under these provisions shall not exclude any other right that any person may have or hereafter acquire under this Declaration, the Bylaws of the Trust, any statute, agreement, vote of Shareholders or Trustees who are not Interested Persons or any other right to which he or she may be lawfully entitled.

(e) Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust or provide for the advance payment of expenses for such Persons, provided that such indemnification has been approved by a majority of the Trustees.

Section 5.3 No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his duties hereunder.

Section 5.4 No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, the Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable or is required by the 1940 Act.

Section 5.5 Reliance on Experts, etc. The Trustees may rely in good faith upon advice of counsel or other experts with respect to the meaning and operation of this Declaration and their duties as Trustees hereunder and shall be under no liability for any act or omission in accordance with such advice; provided the Trustees shall be under no liability for failing to follow such advice in good faith. A Trustee shall be fully protected in relying in good faith upon the records of the Trust and upon information, opinions, reports or statements presented by another Trustee or any officer, employee or other agent of the Trust, or by any other Person as to matters the Trustee believes in good faith are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Trust or any series or class, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Trust or any series or class or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Shareholders or creditors of the Trust might properly be paid. The appointment, designation or identification of a Trustee as a Chairperson of the Board of Trustees, a member or chair of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any standard of care or liability that is greater than that imposed on that person as a Trustee in the absence of the appointment, designation or identification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

Section 6.1 Beneficial Interest. The beneficial interest in the Trust shall be divided into an unlimited number of Shares of beneficial interest, with a par value of $0.001 per Share. Such Shares of beneficial interest may be issued in different classes and/or series of beneficial interests. The Trust is authorized to issue an unlimited number of Shares, and upon the establishment of any series or class as provided herein, the Trust shall be authorized to issue an unlimited number of Shares of each such series and class, unless otherwise determined, and subject to any conditions set forth, by the Trustees. All references to Shares in this Declaration shall be deemed to be Shares of the Trust and of any or all series or classes, as the context may require. All provisions herein relating to the Trust shall apply equally to each series of the Trust and each class, except as the context otherwise requires. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

Section 6.2 Other Securities. The Trustees may, subject to the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred interests, debt securities or other senior securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under this Declaration. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of this Declaration with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. Except as contemplated by the immediately preceding sentence, this Declaration shall control as to the Trust generally and the rights, powers, preferences and privileges of the other Shareholders of the Trust. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

Section 6.3 Rights of Shareholders. The Shares shall be personal property giving only the rights specifically set forth in this Declaration. The ownership of the Trust Property of every description and the right to conduct any business herein before described are vested exclusively in the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust, nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except as specified by the Trustees when creating the Shares, as in preferred shares). Ownership of Shares shall not make any Shareholder a third-party beneficiary of any contract entered into by the Trust or any class or series.

Section 6.4 Classification or Reclassification. As contemplated by Section 6.2, the variations in the relative rights and preferences as between any classes of common Shares and any potential preferred Shares shall be fixed and determined by the Trustees; provided, that all common Shares or preferred of the Trust or of any series shall be identical to all other common shares or preferred Shares of the Trust or of the same series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different classes as to allocation of expenses, rights of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several classes shall have separate voting rights.

The following provisions shall be applicable to any division of Shares of the Trust into one or more classes or series:

(a) All provisions herein relating to the Shares, or any class or series of Shares of the Trust, including common and preferred shares, shall apply equally to each class of Shares of the Trust or of any series of the Trust, except as the context requires otherwise.

(b) The number of Shares of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any class of any Shares into one or more other classes that may be established and designated from time to time. The Trust may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any class acquired by the Trust at the Trustees’ discretion from time to time.

(c) Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class or series within the class may be charged to and borne solely by such class or series, and the bearing of expenses solely by a class of shares or series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different classes or series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees in their reasonable judgment shall be conclusive and binding upon the Shareholders of all classes for all purposes.

(d) The establishment and designation of any class or series of Shares shall be effective upon resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such class or series. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the Trustees, abolish any class or series and the establishment and designation thereof. To the extent the provisions set forth in such resolution conflict with the provisions of this Declaration of Trust with respect to any such rights and privileges of the class or series of Shares, such resolutions shall control.

Section 6.5 Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares including preferred shares that may have been established pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The

Trustees may from time to time, without a vote of the Shareholders, divide, reclassify or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

Section 6.6 Register of Shares. A register shall be kept at the offices of the Trust, or any transfer agent duly appointed by the Trustees under the direction of the Trustees, which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefore and rules and regulations as to their use.

Section 6.7 Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

Section 6.8 Transfer of Shares. To the fullest extent permitted by law, prior to an Exchange Listing (if any) (or such other time pursuant to any agreements between the Trust and Shareholders), the Shares shall not be transferable, except as determined otherwise by the Advisor in its sole discretion, and any transfer of Shares shall be made on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. If a transfer is approved by the Advisor, upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Any person becoming entitled to any Shares in consequence of the death, bankruptcy or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

Section 6.9 Notices. Subject to the 1940 Act and/or other applicable law, notices and all other communications to Shareholders shall be in writing and delivered personally, or sent by electronic transmission to an electronic mail address provided by the Shareholder or mailed to the Shareholders at their addresses appearing on the books of the Trust or given by a document publicly filed by the with Securities and Exchange Commission or given as otherwise provided herein. Notices to Trustees shall be oral or by telephone or in writing delivered personally or mailed to the Trustees at their addresses appearing on the books of the Trust or by electronic transmission to an electronic mail address provided by the Trustee. Notice by mail shall be deemed to be given at the time when the same shall be mailed, notice by electronic transmission shall be deemed given at the time when sent, and notice by a document publicly filed by with the Securities and Exchange Commission shall be deemed given at the time the Trust files such document. Subject to the provisions of the 1940 Act, notice to Trustees need not state the purpose of a regular or special meeting.

Section 6.10 Derivative Actions.

(a) No person, other than a Trustee, who is not a Shareholder shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Trust. No Shareholder may maintain a derivative action on behalf of the Trust unless holders of at least fifty one percent (51%) of the outstanding Shares join in the bringing of such action.

(b) In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Statutory Trust Act); and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel and other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisors in the event that the Trustees determine not to bring such action. For purposes of this Section 6.10, the Trustees may designate a committee of one or more Trustees to consider a Shareholder demand.

(c) This Section 6.10 shall not apply to any claims brought under U.S. federal securities law, or the rules and regulations thereunder.

ARTICLE VII

CAPITAL CALLS AND CERTAIN ERISA MATTERS

Section 7.1 Capital Commitment; Drawdowns. Prior to an Exchange Listing (if any), unless otherwise determined by the Trustees, prospective Shareholders will make a Capital Commitment pursuant to one or more subscription agreements entered into with the Trust, pursuant to which Shareholders agree to contribute capital to the Trust in exchange for Shares. After the initial closing, the Trust may permit one or more additional closings, which may occur from time to time as determined by the Trust.

Section 7.2 Certain ERISA Matters.

(a) Notwithstanding any other provision herein, if and to the extent that any class of Shares does not constitute Publicly Offered Securities and the Trust does not qualify as a “venture capital operating company” within the meaning of the Plan Assets Regulation (a “VCOC”), in order to avoid the possibility that the underlying assets of the Trust could be treated as “plan assets” of a Benefit Plan Investor pursuant to the Plan Assets Regulation, the Trust, at the direction of the Board of Trustees or any duly-authorized committee of the Board, or, if authorized by the Board, any officer of the Trust or the Advisor on behalf of the Trust, shall have the power to (1) require any Person proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is (i) a Benefit Plan Investor, or (ii) an ERISA Controlling Person, (2) exclude any Shareholder or potential Shareholder from purchasing Shares, (3) prohibit any repurchase of Shares by any Shareholder, and (4) repurchase any or all Shares held by a Benefit Plan Investor or other Shareholder for such price and on such other terms and conditions as may be determined by or at the direction of the Board; provided, however, if any class of Shares constitutes Publicly Offered Securities and the Trust does not intend to qualify as a VCOC then no Benefit Plan Investors shall be permitted to purchase or hold any class of Shares that does not constitute Publicly Offered Securities and the Board shall have authority including, without limitation, the powers described in this Section 7.2 to give effect to this restriction; (b) In the event the Trust intends to qualify as a VCOC, prior to the date that the Trust makes its first investment intended to be a qualifying VCOC investment (the “First Investment Date”), the Capital Commitment of each Plan Investor shall be deferred and shall not be drawn down prior to the satisfaction of the conditions set forth below:

(1) the date of such drawdown is on or after the First Investment Date; and

(2) the Board of Trustees or any duly-authorized committee of the Board, or, if authorized by the Board, any officer of the Trust or the Advisor on behalf of the Trust, determines that the Trust should qualify as a VCOC as of the First Investment Date.

(b) Any Plan Investor that enters into a subscription agreement to acquire Shares prior to the First Investment Date shall not be admitted or treated as a Shareholder, nor registered as such, prior to the time at which the conditions set forth above are satisfied. Any capital received in error (despite the provisions of this Section 7.2) by the Trust from a Plan Investor before the First Investment Date shall be refunded to such Plan Investor, but such refund shall be without prejudice to the Board of Trustees ’s right to draw down in the future any Plan Investor’s Capital Commitment. In the event that on any closing of an investment, both Benefit Plan Investors and persons that are not Benefit Plan Investors are to be admitted as Shareholders, the persons that are not Benefit Plan Investors shall be admitted immediately prior to the admission of any Benefit Plan Investors.

(c) On, or at a reasonable time after, the First Investment Date, the Board or the Adviser shall deliver to each Plan Investor an opinion of counsel (which counsel shall be selected by the Board or Adviser) with respect to the initial valuation date (as described in the Plan Assets Regulation) which shall state whether the Trust should qualify as a VCOC on the First Investment Date.

ARTICLE VIII

CUSTODIANS

Section 8.1 Appointment and Duties. The Trustees may employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust and the 1940 Act, including without limitation authority:

(a) to hold the securities owned by the Trust and deliver the same upon written order;

(b) to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(c) to disburse such funds upon orders or vouchers;

(d) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(e) if authorized by the Trustees, to compute the net income or net asset value of the Trust; all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

Section 8.2 Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

ARTICLE IX

REDEMPTION

Section 9.1 Redemptions. Holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.

Section 9.2 Disclosure of Holding. The holders of Shares or other securities of the Trust shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

Section 9.3 Redemption by Trust. Each Share is subject to redemption (out of the assets of the Trust) by the Trust at the redemption price equal to the then current net asset value per Share of the Trust determined in accordance with Section 10.1 at any time if the Trustees determine in their sole discretion that a Shareholder has breached any of its representations or warranties contained in such Shareholder’s subscription agreement with the Trust, and upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

ARTICLE X

NET ASSET VALUE AND DISTRIBUTIONS

Section 10.1 Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees.

Section 10.2 Distributions to Shareholders.

(a) The Trustees may from time to time distribute ratably among the Shareholders of any class of Shares, or any series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, such proportion of the net profits, surplus (including paid-in surplus), capital or assets held by the Trust as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. Any such distribution may be made in cash or property (including without limitation any type of obligations of the Trust or any assets thereof) or Shares of any class or series or any combination thereof, and the Trustees may distribute ratably among the Shareholders of any class of shares or series of any such class, in accordance with the number of outstanding full and fractional Shares of such class or any series of such class, additional Shares of any class or series in such manner, at such times and on such terms as the Trustees may deem proper or as may otherwise be determined in accordance with this Declaration. The Trustees may cause the Trust to enter into a distribution reinvestment program with terms and conditions as agreed to by the Trustees from time to time.

(b) Distributions pursuant to this Section 10.2 may be among the Shareholders of record of the applicable class or series of Shares at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine and specify.

(c) The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they otherwise may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business.

(d) Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books, the provisions of this Section 10.2 shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year, during which the Trust intends to qualify as a RIC, as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

Section 10.3 Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article X, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the per share asset value of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the 1940 Act, or any securities exchange or association registered under the Securities Exchange Act of 1934, as amended, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

ARTICLE XI

SHAREHOLDERS

Section 11.1 Meetings of Shareholders. The Trust is not required to have annual meetings of the Shareholders. A special meeting of the Shareholders may be called at any time by a majority of the Trustees, the Chairperson or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate not less than thirty-three and one-third-of-one percent (33 1/3%) of the outstanding common Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called, provided that in the case of a meeting called by any Trustee at the request of Shareholders for the purpose of electing Trustees or removing the Advisor, written request of Shareholders of the Trust holding more than fifty-one percent (51%) of the outstanding Shares of the Trust or class or series of Shares having voting rights on the matter shall be required. For a special Shareholder meeting to be called for a proper purpose (as used in the preceding sentence), it is not a requirement that such purpose relate to a matter on which Shareholders are entitled to vote, provided that if such meeting is called for a purpose for which Shareholders are not entitled to vote, no vote will be taken at such meeting.

Section 11.2 Voting. Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration or resolution of the Trustees or, after an Exchange Listing (if any), by any applicable stock exchange. This Declaration expressly provides that no matter for which voting, consent or other approval is required by the Delaware Statutory Trust Act in the absence of a contrary provision in the Declaration shall require any vote. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all of the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all of the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election or removal of Trustees. Except as provided in Section 11.1, Trustees shall be elected by a plurality of votes.

Section 11.3 Record Date; Notice of Meeting; Postponement and Adjournment. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than ninety (90) days nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees to each Shareholder of record entitled to vote thereat at least ten (10) days and not more than ninety (90) days (or such longer period as the Trustees may determine) before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting. Prior to the date upon which any meeting of Shareholders is to be held. Any Shareholders’ meeting may be adjourned by the chairperson of the meeting one or more times for any lawful reason, including the failure of a quorum to be present at the meeting with respect to any proposal or the failure of any proposal to receive sufficient votes for approval. No Shareholder vote shall be required for any adjournment. A Shareholders’ meeting may be adjourned by the chairperson of the meeting as to one or more proposals regardless of whether action has been taken on other matters. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or notice is given to persons present at the meeting unless the adjourned meeting is not held within one hundred and twenty (120) days (or such longer period as the Trustees may determine) after the record date. Any adjourned meeting may be held at such time and place as determined by the chairperson of the meeting if such time and place are announced at the meeting at which the adjournment is taken or otherwise by the Board of Trustees. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting that has been postponed or reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If, after a postponement or adjournment, a new record date is fixed for the postponed or adjourned meeting, the secretary shall give notice of the postponed or adjourned meeting to Shareholders of record entitled to vote at such meeting. If a quorum is present with respect to any one or more proposals, the chairperson of the meeting may, but shall not be required to, cause a vote to be taken with respect to any such proposal or proposals which vote can be certified as final and effective notwithstanding the adjournment of the meeting with respect to any other proposal or proposals.

Section 11.4 Quorum and Required Vote.

(a) Unless otherwise required by the 1940 Act, the holders of one third of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b) Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter, and (ii) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

Section 11.5 Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed or authorized proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Trust, or with such other officer or agent of the Trust as an authorized officer of the Trust may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed or authorized by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 11.6 Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be disseminated to all Shareholders of record within the time required by the 1940 Act, and in any event within a reasonable period preceding the meeting of Shareholders. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

Section 11.7 Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the extent permitted by Section 3819 of the Delaware Statutory Trust Act but subject to such reasonable regulation as the Trustees may determine.

Section 11.8 Delivery by Electronic Transmission or Otherwise. Notwithstanding any provision in this Declaration to the contrary, to the fullest extent permitted by law, any notice, proxy, vote, consent, report, instrument or writing of any kind or any signature referenced in, or contemplated by, this Declaration or the Bylaws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, by a document publicly filed with the Securities and Exchange Commission or in any other manner permitted by applicable law.

Section 11.9 Shareholder Action by Written Consent. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without a prior notice and without a vote if (a) prior to the Trust’s filing of its election to be regulated as a business development company under the 1940 Act, the consent, setting forth the action to be taken, is given in writing or by electronic transmission by the Shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shareholders entitled to vote thereon were present and voted, and (b) following the Trust’s filing of its election to be regulated as a business development company under the 1940 Act, sixty-six and two-thirds-of-one percent (66 2/3%) of the outstanding Shares consent, setting forth the action to be taken, is given in writing or by electronic transmission by each Shareholder entitled to vote thereon, and in each case, is filed with the records of the meetings of Shareholders.

Section 11.10 Meetings by Remote Communication. The Trustees may provide for meetings by remote communication as provided in the Bylaws or as otherwise determined by the Trustees.

ARTICLE XII

DELAWARE TRUSTEE

Section 12.1 Appointment. The Delaware Trustee was appointed under the Initial Declaration. The Delaware Trustee shall act solely for the purpose of complying with the requirement of Section 3807(a) of the Delaware Statutory Trust Act. It is understood and agreed that the Board of Trustees or the Trustees shall perform or cause the Trust to perform all of the Trust’s obligations and duties hereunder or otherwise other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Delaware Statutory Trust Act.

Section 12.2 Powers, Duties and Limited Liability of the Delaware Trustee.

(a) Notwithstanding any provision hereof to the contrary, the duties and responsibilities of the Delaware Trustee shall be limited solely to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the office of the Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Delaware Statutory Trust Act, and (iii) any other duties specifically allocated to the Delaware Trustee in this Declaration provided, however, that the Delaware Trustee shall not be required to take or to refrain from taking any such action if the Delaware Trustee shall believe, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or to result in personal liability to the Delaware Trustee, or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is or becomes a party or is otherwise contrary to law. Except as provided in the foregoing sentence, the Delaware Trustee shall have no management responsibilities or owe any fiduciary duties to the Trust, the Board of Trustees, the Trustees or the shareholders and for the avoidance of doubt, any reference to the Board of Trustees or the Trustees does not include the Delaware Trustee.

(b) The Delaware Trustee undertakes to perform such duties and only such duties as are specifically and expressly set forth in this Declaration. These duties shall be deemed purely ministerial in nature, and the Delaware Trustee shall not be liable except for the performance of such duties, and no implied covenants or obligations shall be read into this Declaration against the Delaware Trustee. The Delaware Trustee or any successor Delaware Trustee shall not have any duty or obligation under or in connection with this Declaration, the Trust, or any transaction or document contemplated by this Declaration, including, but not limited to the administration of the Trust (except as otherwise expressly set forth in Section 12.2(a)), except as expressly provided by the terms of this Declaration, and no implied duties or obligations shall be read into this Declaration against the Delaware Trustee, or any successor Delaware Trustee. The right of the Delaware Trustee to perform any discretionary act enumerated in this Declaration shall not be construed as a duty. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) or liabilities related thereto, to the Trust, the Board of Trustees, the Trustees or the Shareholders, it is hereby understood and agreed that such duties (including fiduciary duties) and liabilities are eliminated to the fullest extent permitted by applicable law, and replaced by the duties and liabilities of the Delaware Trustee expressly set forth herein.

(c) Neither the Delaware Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Trust, Board of Trustees, Trustees, Shareholders, or any of their directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Delaware Trustee may assume performance by all such Persons of their respective obligations. The Delaware Trustee shall have no enforcement or notification obligations relating to breaches of representations or warranties of any other Person. The Delaware Trustee shall have no duty to know or inquire as to the performance or nonperformance of any provision of any other agreement, instrument, or document other than this Declaration. The Delaware Trustee shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Declaration, whether or not an original or a copy of such agreement has been provided to the Delaware Trustee. The Delaware Trustee shall not be obligated to give any bond or other security for the performance of any of its duties hereunder. The Delaware Trustee shall not be liable for any acts or omissions, except for such losses, damages or expenses which have been finally adjudicated by a court of competent jurisdiction to have directly resulted from the Delaware Trustee’s gross negligence or willful misconduct. The permissive rights of the Delaware Trustee to do things enumerated in this Declaration shall not be construed as a duty and, with respect to such permissive rights, the Delaware Trustee shall not be answerable for other than its gross negligence or willful misconduct. Without limiting the foregoing,

(i) The Delaware Trustee shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts;

(ii) Nothing in this Declaration shall require the Delaware Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder;

(iii) The Delaware Trustee shall be entitled to rely on and shall not be liable for any action taken or omitted to be taken by the Delaware Trustee in accordance with the advice of counsel or other professionals retained or consulted by the Delaware Trustee. The Delaware Trustee may act through attorneys or agents and shall not be responsible for the acts or omissions of any such attorney or agent appointed with due care;

(iv) The Delaware Trustee acts solely as Delaware Trustee hereunder and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Declaration shall look only to the Trust for payment or satisfaction thereof;

(v) the Delaware Trustee shall not be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(vi) The Delaware Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties, not only as to due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein;

(vii) the Delaware Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Declaration arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility;

(viii) the Delaware Trustee shall be entitled to request and receive written instructions from the Trustees and shall have no responsibility or liability for any losses or damages of any nature that may arise from any action taken or not taken by the Delaware Trustee in accordance with the written direction of the Trustees or an officer of the Company on behalf of the Trustees;

(ix) In no event shall the Delaware Trustee be responsible or liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Delaware Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(x) the Corporate Transparency Act (31 U.S.C § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with the Financial Crimes Enforcement Network (“FinCEN”) from time to time. The Delaware Trustee shall have no duty to cause the Trust to make such filings as applicable, or cause the Trust to comply with its obligations under the CTA, as applicable.

Section 12.3 Compensation. The Delaware Trustee shall be entitled to compensation for its services as have been separately agreed to pursuant to that certain fee agreement, with the Company, as may be amended from time to time. Such compensation is intended for the Delaware Trustee’s services as contemplated by this Declaration. The terms of this paragraph shall survive termination of this Declaration and/or the earlier resignation or removal of the Delaware Trustee.

Section 12.4 Indemnification. The Trust hereby defends, releases and indemnifies the Delaware Trustee and its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and holds the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, (including, without limitation, attorney’s fees and expenses and the costs of enforcement of this Declaration or any provision thereof), which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Delaware Trustee under this Declaration , except to the extent the same shall have been finally adjudicated by a court of competent jurisdiction to have been directly caused by the Delaware Trustee’s gross negligence or willful misconduct. The terms of this indemnity shall survive the termination of this Declaration or the earlier resignation or removal of the Delaware Trustee.

Section 12.5 Resignation, Removal and Successors.

(a) The Delaware Trustee may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) calendar days’ prior written notice of such resignation to the Trustees, specifying the date when such resignation shall take effect. The Trustees acting jointly at any time shall have the right to terminate the appointment of the Delaware Trustee, with or without cause, by providing no less than thirty (30) calendar days’ prior written notice to the Delaware Trustee specifying the date upon which such termination shall take effect. If the Trustees have failed to appoint a successor prior to the expiration of thirty (30) calendar days following the notice given in accordance with this Section 12.5, the Delaware Trustee shall be entitled, at its sole discretion (at the sole cost and expense of the Trust, including with respect to reasonable attorneys’ fees and expenses) to apply to a court of competent jurisdiction to appoint a successor or for other appropriate relief, and any such resulting appointment or relief shall be binding upon all of the parties hereto and thereafter shall have no further duties, responsibilities or obligations hereunder. Notwithstanding the foregoing, in the event that the Trust is, becomes, or will become prior to or within one hundred and eighty (180) days following the first issuance of beneficial interests, a registered investment company or a regulated business development company under the 1940 Act, and the Trustees elect to hire a registered agent for service of process on the Trust, the Trustees may remove the Delaware Trustee upon such appointment of a registered agent.

(b) Any corporation or association into which the Delaware Trustee may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Delaware Trustee is a party, will be and become the successor the Delaware Trustee under this Declaration and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.

ARTICLE XIII

CAPITAL ACCOUNTS; ALLOCATIONS

The provisions of this Article XIII shall be applicable until such time that the Trust files an election for treatment as a corporation for federal income tax purposes.

Section 13.1 Capital Accounts.

(a) A capital account (“Capital Account”) shall be maintained for each Shareholder with respect to the Shares it holds. Each Capital Account shall be maintained and adjusted in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2 and the provisions of this Declaration related to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent therewith.

(b) Each Capital Account maintained for a Shareholder shall have an initial balance equal to the amount of cash constituting such Shareholder’s initial Capital Contribution. Thereafter each such Capital Account shall be:

(i) increased by the sum of (A) any additional Capital Contributions made by such Shareholder (to the extent not previously counted); (B) the portion of any Net Profits (or items thereof) allocated to such Capital Account; (C) any decreases in any reserves recorded by the Trust and allocated by the Trustees to such Capital Account; and (iv) any amounts allocated to such Capital Account by the Trustees in connection with a Shareholder’s default in the payment of its Capital Contributions; and

(ii) reduced by the sum of (A) the amount of any cash and the fair market value of any property withdrawn by or distributed to such Shareholder; (B) the portion of any Net Losses (or items thereof) allocated to such Capital Account; (C) fees and expenses incurred or paid by the Trust and any other items charged to such Capital Account; (D) any increases in reserves recorded by the Trust and allocated by the Trustees to such Capital Account and (E) any amounts reduced from such Capital Account as a result of such Shareholder’s default in the payment of its Capital Contributions.

(c) No Shareholder with a deficit balance in its Capital Account shall have any obligation to make any contribution to the capital of the Trust with respect to such deficit, and such deficit shall not be considered a debt owed to the Trust or to any other person for any purpose whatsoever.

Section 13.2 Allocations of Profit or Loss.

(a) General

(1) Except as otherwise provided in this Section 13.2 or elsewhere in this Declaration, the Net Profits or Net Losses of the Trust (and to the extent necessary, individual items of income, gain, loss or deduction) shall be allocated among all Shareholders pro rata based on the number of Shares held by each Shareholder.

(2) The Trustees, in their sole discretion, may specially allocate items of Net Profit and Net Loss that are borne by Shareholders on a non-pro rata basis in a manner that equitably reflects the manner in which such items are economically borne by the Shareholders.

(b) Special Allocations. Notwithstanding anything herein to the contrary, the Trust shall make special allocations of the income, gain, loss, deduction or credit (or items thereof) of the Trust in order to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2 (including the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f), the partner minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and the qualified income offset requirement of the alternate test for economic effect in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)).

(c) Tax Allocations. For each tax year, items of income, gain, loss, deduction and credit shall be allocated for income tax purposes among the Shareholders in accordance with the allocations of the corresponding items for capital account purposes. These allocations shall be made in accordance with the provisions of Section 704(b) and Section 704(c) of the Code. In the event the value of any Trust Property is adjusted, or an asset is contributed to the Trust at a value that differs from its adjusted tax basis, subsequent allocations of income, gain, loss and deduction with respect to such asset for income tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its market value in the same manner as under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. Any elections or other decisions relating to such allocations shall be made by the Trustees in their sole discretion.

Section 13.3 Miscellaneous. Notwithstanding any other provision of this Declaration, the Trustees, in their sole discretion, may make such additional adjustments to the Capital Accounts and the allocations provided for herein which the Trustees deem necessary or desirable, including, for example, adjustments to (a) accurately reflect the allocations intended by this Declaration, (b) comply with the provisions or intent of this Declaration, (c) create reserves or (d) comply with provisions of the Code or other controlling law; such adjustments shall be determined in good faith by the Trustees whose determination shall be final, binding and conclusive on all of the Shareholders.

ARTICLE XIV

TAX MATTERS

Section 14.1 Tax Matters.

(a) Partnership Representative. The Trustees shall appoint the Trust’s partnership representative (“Partnership Representative”) as provided in Section 6223(a) of the Code, and the Trustees shall also appoint any required designated individual to act on behalf of the Partnership Representative. In such capacity, the Partnership Representative (and any designated individual) shall have sole discretion to make or refrain from making any election or otherwise act on behalf of the Trust in any audit proceeding involving the Trust. Each Shareholder (or former Shareholder) agrees to indemnify the Trust for any taxes (and related interest, penalties or other charges or expenses) payable by the Trust and attributable to such Shareholder’s (or former Shareholder’s) interest in the Trust, as reasonably determined by the Partnership Representative. The foregoing obligation shall survive the withdrawal of any Shareholder, the dissolution and liquidation of the Trust, or both. Any taxes (and related interest, penalties or other charges or expenses) that are payable by the Trust shall, to the extent attributable to a Shareholder’s (or former Shareholder’s) interest in the Trust, be treated as distributed to such Shareholder.

(b) Indemnity. To the maximum extent permitted under applicable law, the Partnership Representative (and any designated individual) shall be entitled to indemnification from the Trust for any act performed by it within the scope of its duties as such, unless such act constitutes gross negligence or willful misconduct, provided that any indemnification under this Section 14.1(b) shall be provided out of and to the extent of Trust Property only and no Shareholder shall have any personal liability on account of any such indemnification obligation.

(c) Expenses. All reasonable expenses incurred by the Partnership Representative (or any designated individual) in connection with any administrative proceeding before the IRS or other tax authority or judicial review of such proceeding, including reasonable attorneys’ fees, shall be deemed a Trust expense.

Section 14.2 Treatment. Each Shareholder agrees not to treat, on its U.S. federal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of such item by the Trust.

Section 14.3 Tax Distributions. The Trustees may, in their discretion, cause the Trust to distribute distributable funds to a Shareholder equal to the excess of the Tax Liability of such Shareholder in a particular fiscal quarter over the distributions otherwise made to such Shareholder in the fiscal quarter. If the Trust make any such distribution to one or more Shareholders in any fiscal quarter, the Trust shall similarly make such a distribution to each Shareholder, without duplication, based on each Shareholder’s Tax Liability for the applicable fiscal quarter (treating each such Shareholder for such purposes as if such person is taxable for U.S. federal income tax purposes and without regard to the Person’s actual tax status). Any such distributions will be made out of, and reduce, distributable funds of the Trust. The Trustees do not intend to make such distributions to any Shareholder to the extent that aggregate distributions made to the Shareholder during a fiscal quarter are sufficient to meet the estimated Tax Liability of such Shareholder, as determined in the sole discretion of the Advisor.

Section 14.4 Elections; Shareholder Information. The Trustees may, in their sole discretion, cause the Trust to make or revoke any election, including (but not limited to) an election by the Trust under Section 754 of the Code. Each Shareholder agrees to promptly furnish to the Trust such information as may be required or requested for the Trust to comply with any tax accounting, withholding and reporting obligations, including any obligation to make mandatory basis adjustments to Trust Property pursuant to Section 754 of the Code. Each Shareholder agrees that, in the event that such Shareholder fails to provide such information, the Trustees, the Advisor and the Trust may take all actions necessary to ensure that such failure does not subject the Trust to liability or, in the event that such failure does result in such liability, to ensure that such Shareholder ultimately bears such liability. Such actions may include, without limitation, (a) reporting tax information to the appropriate authorities in respect of the Shareholders, (b) withholding, deducting from the Shareholder’s Capital Account, or otherwise collecting any such tax liability or related cost or expense from the Shareholder, and/or (c) withdrawing, transferring or otherwise terminating the Shareholder’s interest in the Trust. To the extent that an auditor of the Trust recommends modifications to the proposed structure of the Trust to comply with changes in U.S. generally accepted accounting principles, the Trustees may cause the Trust make such modifications in their sole discretion.

Section 14.5 Fiscal Year. The fiscal year of the Trust for tax and financial accounting purposes (the “Fiscal Year”) shall be the year ending September 30 (unless a different fiscal year is required by the Code), provided, however, that the Trust’s books shall be adjusted to allocate Net Profits or Net Losses among the Shareholders according to Section 13.2, and that, following the Trust’s conversion to a business development company, the Trust may adopt a different Fiscal Year

ARTICLE XV

WIND DOWN; AMENDMENT; MERGERS, ETC.

Section 15.1 Wind Down.

(a) The Trustees may, to the extent they deem appropriate, adopt a plan of liquidation at any time, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Trust under this Article XV. Shareholders of the Trust shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Trust under this Article XV except to the extent required by the 1940 Act or contemplated by Section 15.1(b) hereof. After an Exchange Listing (if any), the Trust may be dissolved by the affirmative vote or consent of at least a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees, without the vote of the Shareholders.

(b) After the winding up and liquidation of the Trust, including the distribution to the Shareholders of any assets of the Trust, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

Section 15.2 Amendment Procedure.

(a) The Trustees may, without Shareholder vote, amend or otherwise supplement this Declaration. Shareholders shall only have the right to vote: (i) on any amendment to this Section 15.2(a), (ii) on any amendment that would adversely affect the powers, preferences or special rights of the Shares as determined by the Trustees in good faith and (iii) on any amendment submitted to them by the Trustees.

(b) Notwithstanding anything to the contrary in this Declaration, in connection with an Exchange Listing (if any) or otherwise deemed appropriate by the Trustees, the Trustees may, without the approval or vote of the Shareholders, amend or supplement this Declaration or Bylaws, as applicable, in any manner, including, without limitation to classify the Board of Trustees, to permit annual meetings of Shareholders, to impose advance notice provisions or requirements for the bringing of Shareholder nominations or proposals, to impose super-majority approval for certain types of transactions, to impose “control share” type provisions and to otherwise add provisions that may be deemed adverse to Shareholders.

(c) An amendment duly adopted by the Board of Trustees and, if required, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. No such amendment shall affect the rights, protections, immunities, indemnities, duties or obligations of the Delaware Trustee hereunder without the written consent of the Delaware Trustee

Section 15.3 Subsidiaries. Without approval or vote by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

Section 15.4 Merger, Consolidation, Incorporation.

(a) Notwithstanding anything else herein, a majority of Trustees and seventy-five percent (75%) of the Continuing Trustees may, in their sole discretion and without Shareholder approval unless such approval is required by the 1940 Act or, after an Exchange Listing (if any), the applicable stock exchange rules, or if such transaction is reasonably anticipated to result in a material dilution of the net asset value per Share of the Trust, (i) cause the Trust to convert into or merge, reorganize or consolidate with or into one or more trusts, partnerships, limited liability companies, business development companies, associations, corporations or other business entities (or a series of any of the foregoing to the extent permitted by law) (including trusts, partnerships, limited liability companies, associations, corporations or other business entities created by the Trustees to accomplish such conversion, merger or consolidation the governing documents of which shall have such terms as the Trustees determine in their sole discretion) and that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States, (ii) cause the Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law, (iii) cause the Trust to incorporate under the laws of a state, commonwealth, possession or colony of the United States, (iv) sell or convey all or substantially all of the assets of the Trust to another trust, partnership, limited liability company, association, corporation or other business entity (or a series of any of the foregoing to the extent permitted by law) (including a trust, partnership, limited liability company, association, corporation or other business entity created by the Trustees to accomplish such sale and conveyance) that, in any case, is formed, organized or existing under the laws of the United States or of a state, commonwealth, possession or colony of the United States for adequate consideration as determined by the Trustees, which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent of the Trust, and which may include shares of beneficial interest, stock or other ownership interest of such trust, partnership, limited liability company, association, corporation or other business entity (or series thereof) or (v) at any time, sell or convert into money all or any part of the assets of the Trust. Any agreement of merger, reorganization, consolidation, exchange or conversion or certificate of merger, certificate of conversion or other applicable certificate may be signed by any Trustee or an authorized officer of the Trust and facsimile signatures conveyed by electronic or telecommunication means shall be valid.

(b) Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Statutory Trust Act, and notwithstanding anything to the contrary contained in this Declaration, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 15.4 may affect any amendment to the Declaration or effect the adoption of a new declaration of the Trust or change the name of the Trust if the Trust is the surviving or resulting entity in the merger or consolidation.

(c) Notwithstanding anything else herein, the Trustees may, without Shareholder approval unless such approval is required by the 1940 Act, create one or more statutory or business trusts, limited liability companies, limited partnerships or other entities or associations to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and may provide for the conversion of Shares in the Trust into beneficial or ownership interests in any such newly created trust or trusts, limited liability companies, limited partnerships or other entities or associations, or any series or classes thereof.

ARTICLE XVI

MISCELLANEOUS

Section 16.1 Power of Attorney. By execution of a counterpart to this Declaration or execution of a subscription agreement with the Trust, each Shareholder agrees to be bound by the terms of this Declaration and hereby appoints the Trustees and each officer of the Trust (and any substitute or successor Trustees or any substitute or successor officer of the Trust) (and, if appointed, any liquidator of the Trust), each acting individually, as the true and lawful representative and attorney-in-fact of such Shareholder, in such Shareholder’s name, place and stead:

(a) to complete or correct, on behalf of such Shareholder, all documents to be executed by such Shareholder in connection with such Shareholder’s subscription for Shares or other securities in, and admission to, the Trust, including, without limitation, filling in or amending amounts, dates, and other pertinent information; and

(b) to make, execute, sign, acknowledge, swear to and file:

(i) any and all instruments, certificates, and other documents that may be deemed necessary or desirable to effect the termination and winding up of the Trust;

(ii) any instrument, agreement or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Trust, or required by any applicable federal, state or local law;

(iii) any counterparts of this Declaration to be entered into pursuant to any agreements to which such Shareholder is a signatory;

(iv) any duly adopted amendment to and/or restatement of this Declaration; and

(v) all other filings with agencies of the Federal government, or any state or local government, or of any other jurisdiction, which any Trustee considers necessary or desirable to carry out the purposes of this Declaration, and the business of the Trust created hereunder.

The power of attorney granted by each Shareholder pursuant to this Section 16.1 is limited to the items enumerated in this Section 16.1, is coupled with an interest, is irrevocable, shall survive the transfer of the whole or any part of a Shareholder’s interest in the Trust (and shall be binding on the transferee thereof) and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetence, termination, bankruptcy, insolvency or dissolution of such Shareholder; provided that such power of attorney shall not apply to any action that would have a material adverse disproportionate effect on a Shareholder without the consent of that Shareholder.

Section 16.2 Filing.

(a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee or duly authorized officer stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a duly authorized officer and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

(b) The Trustees hereby ratify the previous filing of the Certificate of Trust with the Office of the Secretary of State of the State of Delaware on April 24, 2025 in accordance with the Delaware Statutory Trust Act.

Section 16.3 Governing Law. The trust set forth in this instrument is made in the State of Delaware, and the Trust and this Declaration, and the rights and obligations of the Delaware Trustee, Trustees and Shareholders hereunder, are to be governed by and construed and administered according to the Delaware Statutory Trust Act and the laws of said State; provided, however, that there shall not be applicable to the Delaware Trustee, Trust, the Trustees or this Declaration (a) the provisions of Sections 3540 and 3561 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which, in a manner inconsistent with the express terms of this Declaration of Trust or Bylaws, relate to or regulate: (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Declaration. The Trust shall be of the type commonly called a “statutory trust”, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Statutory Trust Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 16.4 Exclusive Delaware Jurisdiction. The Delaware Trustee, each Trustee, each officer and, except as otherwise agreed in writing by the Trust, the Advisor and/or affiliates of the Advisor, each Person legally or beneficially owning a Share or an interest in a Share of the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (a) irrevocably agrees that any claims, suits, actions or proceedings asserting a claim governed by the internal affairs (or similar) doctrine or arising out of or relating in any way to the Trust, the Delaware Statutory Trust Act, this Declaration or the Bylaws (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of this Declaration or the Bylaws, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (iv) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, the Declaration or the Bylaws relating in any way to the Trust (regardless, in each case, of whether such claims, suits, actions or proceedings (A) sound in contract, tort, fraud or otherwise, (B) are based on common law, statutory, equitable, legal or other grounds, or (C) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction; provided, however, that the Federal District Courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1940 Act, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, (b) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (c) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (i) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (ii) such claim, suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of such claim, suit, action or proceeding is improper, (d) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (d) of this Section 16.4 shall affect or limit any right to serve process in any other manner permitted by law, and (e) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding.

Section 16.5 Other Agreements. Consistent with applicable law (including the 1940 Act), the Trust, the Advisor and/or affiliates of the Advisor may negotiate agreements (“Side Letters”) with certain Shareholders that will result in different investment terms than the terms applicable to other Shareholders and that may have the effect of establishing rights under, or altering or supplementing the terms of, this Declaration or disclosure contained in any offering document of the Shares. As a result of such Side Letters, certain Shareholders may receive additional benefits which other Shareholders will not receive. Unless agreed otherwise in the Side Letter, in general, the Trust, the Advisor and affiliates of the Advisor will not be required to notify any or all of the other Shareholders of any such Side Letters or any of the rights and/or terms or provisions thereof, nor will the Trust, the Advisor or affiliates of the Advisor be required to offer such additional and/or different rights and/or terms to any or all of the other Shareholders. The Trust, the Advisor and/or affiliates of the Advisor may enter into such Side Letters with any Shareholder as each may determine in its sole discretion at any time. The other Shareholders will have no recourse against the Trust, the Trustees, the Advisor and/or any of their affiliates in the event certain investors receive additional and/or different rights and/or terms as a result of Side Letters. Any such exceptions or departures contained in any Side Letter with a Shareholder shall govern with respect to such Shareholder notwithstanding the provisions of this Declaration (including with respect to amendments to this Declaration) or any applicable subscription agreements. For the avoidance of doubt, no contractual arrangement established between a Shareholder and the Advisor or one of its affiliates pursuant to a broader strategic relationship between such Shareholder and the Advisor or one of its affiliates shall be considered a “Side Letter”.

Section 16.6 Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

Section 16.7 Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any Bylaws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

Section 16.8 Provisions in Conflict with Law or Regulation.

(a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provision is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

Section 16.9 Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DECLARATION OF TRUST.

Section 16.10 Entire Agreement. This Declaration and the exhibits hereto set forth the entire agreement and understanding of the parties related to this transaction and supersedes all prior agreements and understandings, oral or written.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE IMMEDIATELY FOLLOWS.]

IN WITNESS WHEREOF, the undersigned have caused this Declaration to be executed as of the day and year first above written.

/s/ Arthur H. Penn
Arthur H. Penn

DELAWARE TRUSTEE: WILMINGTON TRUST, NATIONAL ASSOCIATION

By:	/s/ Michael Bochanski Jr.
Name: Michael Bochanski Jr.
Title: Vice President